                                 DELTA AIR LINES, INC.
                 STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS                                       EXHIBIT 11


                   (In thousands except share and per share amounts)

                                                                                  Three Months    Three Months
                                                                                      Ended           Ended
                                                                                    March 31,       March 31,
                                                                                      1994            1993**
                                                                                   -----------     -----------
PRIMARY:

  Weighted average shares outstanding                                               50,256,860      49,872,116
  Additional shares assuming
    exercise of stock options                                                                *               *
                                                                                   -----------     -----------
     Average shares outstanding as adjusted                                         50,256,860      49,872,116
                                                                                   ===========     ===========

  Income (loss) before cumulative effect of
    changes in accounting principles                                              $    (77,882)   $   (152,315)
  Preferred dividends series C                                                         (20,125)        (20,125)
  Preferred dividends series B                                                          (7,406)         (7,481)
                                                                                   -----------     -----------
  Income (loss) before cumulative effect of
    changes in accounting principles
    attributable to primary common shares                                             (105,413)       (179,921)
  Cumulative effect of changes in accounting principles                                      -               -
                                                                                   -----------     -----------
  Net income (loss) attributable to primary shares                                $   (105,413)   $   (179,921)
                                                                                   ===========     ===========

  Primary earnings (loss) per share before
    cumulative effect of changes in accounting principles                         $      (2.10)   $      (3.61)
  Cumulative effect of changes in accounting principles                                      -               -
                                                                                   -----------     -----------
  Primary earnings (loss) per share                                               $      (2.10)   $      (3.61)
                                                                                   ===========     ===========

FULLY DILUTED:
  Weighted average shares outstanding                                               50,256,860      49,872,116
  Additional shares assuming:
   Conversion of series C convertible preferred stock                               17,490,494      17,490,494
   Conversion of series B ESOP convertible
    preferred stock                                                                  5,911,712       5,941,323
   Conversion of 3.23% convertible subordinated notes                               10,149,072               -
   Exercise of stock options                                                                 *               *
                                                                                   -----------     -----------
     Average shares outstanding as adjusted                                         83,808,138      73,303,933
                                                                                   ===========     ===========

  Income (loss) before cumulative effect of
    changes in accounting principles                                              $    (77,882)   $   (152,315)
  Expenses of 3.23% convertible subordinated
    notes net of taxes                                                                   7,787               -
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock net of taxes                                     (4,500)         (4,453)
                                                                                   -----------     -----------
  Income (loss) before cumulative effect of
    changes in accounting principles                                                   (74,595)       (156,768)
  Cumulative effect of changes in accounting principles                                      -               -
                                                                                   -----------     -----------
  Net income (loss) attributable to fully
    diluted common shares                                                         $    (74,595)   $   (156,768)
                                                                                   ===========     ===========

  Fully diluted earnings (loss) per common share
    before cumulative effect of changes in
    accounting principles                                                         $      (0.89)   $      (2.14)
  Cumulative effect of changes in accounting principles                                      -               -
                                                                                   -----------     -----------
  Fully diluted earnings (loss) per common share                                  $      (0.89)   $      (2.14)
                                                                                   ===========     ===========
  *Antidilutive
** Restated as described in Note 1.

                            DELTA AIR LINES, INC.
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS                           EXHIBIT 11


               (In thousands except share and per share amounts)

                                                                           Nine Months     Nine Months
                                                                              Ended           Ended
                                                                             March 31,       March 31,
                                                                               1994            1993**
                                                                           -----------     -----------
PRIMARY:

  Weighted average shares outstanding                                       50,210,671      49,773,099
  Additional shares assuming
    exercise of stock options                                                        *               *
                                                                           -----------     -----------
     Average shares outstanding as adjusted                                 50,210,671      49,773,099
                                                                           ===========     ===========

  Income (loss) before cumulative effect of
    changes in accounting principles                                      $   (158,573)   $   (421,897)
  Preferred dividends series C                                                 (60,375)        (60,375)
  Preferred dividends series B                                                 (22,338)        (22,440)
                                                                           -----------     -----------
  Income (loss) before cumulative effect of
    changes in accounting principles
    attributable to primary common shares                                     (241,286)       (504,712)
  Cumulative effect of changes in accounting principles                              -        (587,144)
                                                                           -----------     -----------
  Net income (loss) attributable to primary shares                        $   (241,286)   $ (1,091,856)
                                                                           ===========     ===========

  Primary earnings (loss) per share before
    cumulative effect of changes in accounting principles                 $      (4.81)   $     (10.14)
  Cumulative effect of changes in accounting principles                              -          (11.80)
                                                                           -----------     -----------
  Primary earnings (loss) per share                                       $      (4.81)   $     (21.94)
                                                                           ===========     ===========

FULLY DILUTED:
  Weighted average shares outstanding                                       50,210,671      49,773,099
  Additional shares assuming:
   Conversion of series C convertible preferred stock                       17,490,494      17,490,494
   Conversion of series B ESOP convertible
    preferred stock                                                          5,920,553       5,944,781
   Conversion of 3.23% convertible subordinated notes                       10,149,072               -
   Exercise of stock options                                                         *               *
                                                                           -----------     -----------
     Average shares outstanding as adjusted                                 83,770,790      73,208,374
                                                                           ===========     ===========

  Income (loss) before cumulative effect of
   changes in accounting principles                                       $   (158,573)   $   (421,897)
  Expenses of 3.23% convertible subordinated
   notes net of taxes                                                           23,360               -
  Additional required ESOP contribution
   assuming conversion of series
   B ESOP convertible preferred stock net of taxes                             (13,513)        (11,824)
                                                                           -----------     -----------
  Income (loss) before cumulative effect of
   changes in accounting principles                                           (148,726)       (433,721)
  Cumulative effect of changes in accounting principles                              -        (587,144)
                                                                           -----------     -----------
  Net income (loss) attributable to fully
   diluted common shares                                                  $   (148,726)   $ (1,020,865)
                                                                           ===========     ===========

  Fully diluted earnings (loss) per common share
   before cumulative effect of changes in
   accounting principles                                                  $      (1.78)   $      (5.92)
  Cumulative effect of changes in accounting principles                              -           (8.02)
                                                                           -----------     -----------
  Fully diluted earnings (loss) per common share                          $      (1.78)   $     (13.94)
                                                                           ===========     ===========
  *Antidilutive
 **Restated as described in Note 1.